Exhibit 99.1
FOR RELEASE ON JULY 29, 2009 at 7:30 a.m. ET

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International Reports Second Quarter 2009
Results
Company reports second quarter revenue of $21.8 million
SCOTTSDALE, Ariz., July 29, 2009 — TASER International, Inc. (NASDAQ: TASR), a leading provider of technology solutions and the market leader in electronic control devices (ECDs) today reported financial results for the second quarter ended June 30, 2009.
Q2 Financial Summary:
–	For the second quarter of 2009 revenues were $21.8 million, an increase of $0.7 million or 3.5% over the same quarter of the prior year. On a year to date basis, revenues for the first half of 2009 were $46.4 million, an increase of $2.9 million or 6.5% over the first half of 2008.

–	Gross margin decreased to 62.9% in the second quarter of 2009, compared to 64.5% in the second quarter of 2008. Sequentially, gross margins improved from 59.5% primarily due to a more favorable change in sales mix to higher margin ECDs from lower margin cartridges.

–	Research and development expenses of $4.4 million increased by $1.4 million, or 45.4%, in the second quarter of 2009 compared to the same period in 2008. This was driven by intensive development efforts on multiple new products including the TASER® X3™, TASER® AXON™, EVIDENCE.Com™ and TASER® XREP™.

–	Non-GAAP income from operations for the second quarter of 2009, which excludes stock-based compensation charges, depreciation and amortization and litigation judgment expense, was $0.7 million compared to $1.9 million for the second quarter of 2008. GAAP loss from operations was $(1.5) million for the second quarter of 2009 compared to $(4.3) million for the same period in the prior year.

–	Net loss and diluted loss per share for the second quarter of 2009 were $(0.7) million and $(0.01), respectively.

–	The Company generated $8.2 million in cash from operating activities in the first half of 2009 with ending cash and cash equivalents of $52.8 million and zero debt.
Significant events in the second quarter of 2009 include the following:
1.	On June 30, 2009 the Company announced the availability of the self-contained wireless TASER® XREP™ shotgun rounds as well as the commercial launch of the TASER® X12 Less-Lethal Shotgun (LLS) by Mossberg®. The XREP is a wireless ECD capable of delivering the proven TASER Neuro Muscular Incapacitation effect to a maximum range of 100 feet.

2.	International sales represented 17% of total net sales for the second quarter, compared to 12% in the second quarter of 2008 and 37% in the first quarter of 2009. Significant shipments during the second quarter included follow-on orders for TASER® X26™ ECDs and cartridges to the UK, Australia and Korea.

3.	Seven (7) product liability suits were dismissed during the quarter, representing at the end of the quarter a total of ninety-one (91) wrongful death or injury suits that have been dismissed or judgment entered in favor of the Company.

4.	A new medical study conducted by the Hennepin County Medical Center in Minneapolis, Minnesota demonstrated that TASER devices have minimal physiological effect on humans in simulated arrest scenarios. The study, “Cataecholamines in Simulated Arrest Scenarios, was presented at the Australasia College of Emergency Medicine (ACEM) Winter Symposium 2009 in Darwin, Australia.
“These are exciting times for TASER International,” said Rick Smith, CEO of TASER International. “We are seeing the results of our heavy investments in research and development begin to transform the company from a product company to a full solutions provider. The integrated solution set of our TASER® devices, our new AXON on-officer Tactical Computer audio/video system, and EVIDENCE.COM digital evidence storage and collaboration solution are positioning the company for a new phase of growth potential.”
“We are now shipping the XREP wireless projectile, and we expect to begin shipments of the exciting new X3 in the third quarter. The X3 is our first multi-shot hand-held ECD and presents the opportunity for an upgrade cycle with our existing installed base, as well as appealing to new customers who may not have purchased previously due to the single shot limitations of prior technology. These four major product launches (X3, XREP, AXON and EVIDENCE.COM) could be transformative for the Company as we move into the future, said Smith.
More details concerning these new products are provided in the keynote address delivered by Rick and Tom Smith on July 27th at the annual TASER conference held in Fountain Hills, Az. The keynote address can be seen at: www.TASER.com or www.TASERX3.com.
The Company will host its second quarter 2009 earnings conference call on Wednesday, July 29, 2009 at 11:00 a.m. ET. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 1-866-713-8565 or 1-617-597-5324. The pass code is 99668225 for both numbers.
Non-GAAP Measures
To supplement the Company’s Statements of Operations presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance, specifically non-GAAP income from operations. In order for our investors to be better able to compare our current results with those of previous periods, we have shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, depreciation and amortization. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.

About TASER International, Inc. (TASR):
TASER International’s products protect life, providing advanced Electronic Control Devices for use in the law enforcement, medical, military, corrections, professional security, and personal protection markets. TASER® devices use proprietary technology to incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens, or themselves in a manner that is generally recognized as a safer alternative to other uses of force. TASER technology protects life, and the use of TASER devices dramatically reduces injury rates for police officers and suspects. For more information about TASER technology, please call (800) 978-2737 or visit our website at www.TASER.com.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International, Inc. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.
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TASER International, Inc.
Statements of Operations
(Unaudited)

	For the Three Months Ended
	June 30, 2009	June 30, 2008
Net Sales	$21,833,398	$21,101,309

Cost of Products Sold:
Direct manufacturing expense	5,804,463	6,019,957
Indirect manufacturing expense	2,290,207	1,476,329

Total Cost of Products Sold	8,094,670	7,496,286

Gross Margin	13,738,728	13,605,023

Sales, general and administrative expenses	10,821,238	9,710,804
Research and development expenses	4,392,259	3,019,886
Litigation judgment expense	—	5,200,000

Loss from operations	(1,474,769)	(4,325,667)

Interest and other income, net	47,375	721,366

Loss before benefit for income taxes	(1,427,394)	(3,604,301)
Benefit for income taxes	(703,991)	(1,588,565)

Net Loss	$(723,403)	$(2,015,736)

Loss per common and common equivalent shares
Basic	$(0.01)	$(0.03)
Diluted	$(0.01)	$(0.03)

Weighted average number of common and common equivalent shares outstanding
Basic	61,907,735	62,642,618
Diluted	61,907,735	62,642,618

TASER International, Inc.
Statements of Operations
(Unaudited)

	For the Six Months Ended
	June 30, 2009	June 30, 2008
Net Sales	$46,438,178	$43,587,813

Cost of Products Sold:
Direct manufacturing expense	12,709,130	13,591,454
Indirect manufacturing expense	5,361,069	3,628,767

Total Cost of Products Sold	18,070,199	17,220,221

Gross Margin	28,367,979	26,367,592

Sales, general and administrative expenses	22,270,161	18,870,644
Research and development expenses	8,590,228	5,131,534
Litigation judgment expense	—	5,200,000

Loss from operations	(2,492,410)	(2,834,586)

Interest and other income, net	142,050	1,222,730

Loss before benefit for income taxes	(2,350,360)	(1,611,856)
Benefit for income taxes	(1,159,198)	(812,707)

Net Loss	$(1,191,162)	$(799,149)

Loss per common and common equivalent shares
Basic	$(0.02)	$(0.01)
Diluted	$(0.02)	$(0.01)

Weighted average number of common and common equivalent shares outstanding
Basic	61,869,558	62,983,446
Diluted	61,869,558	62,983,446

TASER International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
GAAP loss from operations	$(1,474,769)	$(4,325,667)	$(2,492,410)	$(2,834,586)
Stock-based compensation expense (a)	1,384,282	410,390	2,759,319	730,857
Depreciation and amortization	769,079	641,900	1,483,887	1,298,750
Litigation judgment expense	—	5,200,000	—	5,200,000

Non-GAAP income from operations	$678,592	$1,926,623	$1,750,796	$4,395,021

a) Results include stock-based compensation as follows:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Cost of Products Sold	$98,975	$51,618	$198,363	$110,468
Sales, general and administrative expenses	812,945	277,515	1,627,019	489,126
Research and development expenses	472,362	81,257	933,937	131,263

	$1,384,282	$410,390	$2,759,319	$730,857

TASER International, Inc.
Balance Sheets
(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$52,773,739	$46,880,435
Short-term investments	—	2,498,998
Accounts receivable, net	13,116,452	16,793,553
Inventory	11,670,349	13,467,117
Prepaids and other assets	2,605,160	2,528,539
Current deferred income tax asset	9,430,072	9,430,073

Total Current Assets	89,595,772	91,598,715

Property and equipment, net	31,588,729	27,128,032
Deferred income tax asset	9,175,962	8,826,778
Intangible assets, net	2,570,868	2,447,011
Other long-term assets	141,656	14,970

Total Assets	$133,072,987	$130,015,506

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$5,563,328	$3,856,961
Accrued liabilities	3,789,887	4,275,907
Current deferred revenue	2,751,380	2,510,645
Customer deposits	339,712	312,686

Total Current Liabilities	12,444,307	10,956,199

Deferred revenue, net of current portion	4,844,957	4,840,965
Liability for unrecorded tax benefits	1,628,414	1,692,080

Total Liabilities	18,917,678	17,489,244

Commitments and Contingencies

Stockholders’ Equity
Common stock	640	638
Additional paid-in capital	90,483,336	87,663,129
Treasury stock	(14,708,237)	(14,708,237)
Retained earnings	38,379,570	39,570,732

Total Stockholders’ Equity	114,155,309	112,526,262

Total Liabilities and Stockholders’ Equity	$133,072,987	$130,015,506

TASER International, Inc.
Selected Statement of Cash Flows Information
(Unaudited)

	For the Six Months Ended
	June 30, 2009	June 30, 2008
Net loss	$(1,191,162)	$(799,149)
Depreciation and amortization	1,483,887	1,298,750
Stock-based compensation expense	2,759,319	730,857
Net cash provided (used) by operating activities	8,181,331	(320,501)
Net cash (used) provided by investing activities	(2,348,917)	2,784,995
Net cash provided (used) by financing activities	60,890	(12,239,820)
Cash and Cash Equivalents, end of period	$52,773,739	$33,026,135
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